========================
                        SCHEDULE 14A INFORMATION
                        ========================
 (Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
    1934
                             (Amendment No.    )


Filed by the Registrant [ x ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[    ]   Preliminary Proxy Statement
[    ]   Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[  x ]   Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to sec.240.14a-11(c) or
         sec.240.14a-12
- - -----------------------------------------------------------------------------

              (Name of Registrant as Specified In Its Charter)

                        Selective Insurance Group, Inc.
         ======================================================================
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]         $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
              6(i)(2) or Item 22(a)(2) of Schedule A.

[   ]         $500 per each party to the controversy pursuant to Exchange Act
              Rule 14a-6(i)(3).
[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
              and 0-11.

         1)   Title of each class of securities to which transaction applies:
              __________________________________________________________________

         2)   Aggregate number of securities to which transaction applies:
              __________________________________________________________________

         3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              __________________________________________________________________

         4)   Proposed maximum aggregate value of transaction:
              __________________________________________________________________

         5)   Total fee paid:
              __________________________________________________________________

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
              __________________________________________________________________

         2)   Form, Schedule or Registration Statement No.:
              __________________________________________________________________

         3)   Filing Party:
              __________________________________________________________________

         4)   Date Filed:
              __________________________________________________________________

                        SELECTIVE INSURANCE GROUP, INC.
[ L O G O ]             40 Wantage Avenue
                        Branchville, New Jersey 07890
                        201-948-3000

James W. Entringer
Chairman, President and
Chief Executive Officer


March 29, 1996



Dear Stockholder of Selective Insurance Group, Inc.:

It is a pleasure to invite you to your Company's 1996 Annual Meeting of Stockholders to be held on Friday, May 3, 1996, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey. The Annual Report, as well as formal Notice of the Annual Meeting, together with the Proxy Statement and proxy, are enclosed with this letter.

Whether you own a few or many shares of stock and whether you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete, date, sign, and return the enclosed proxy as soon as possible.

Your continued support is appreciated. We look forward to seeing you at the meeting.



Warmest regards,

James W. Entringer
- - ------------------
James W. Entringer

                        SELECTIVE INSURANCE GROUP, INC.
[ L O G O ]             40 Wantage Avenue
                        Branchville, New Jersey 07890
                        201-948-3000



                   ===================================
                   NOTICE OF ANNUAL MEETING TO BE HELD
                   ===================================
                             May 3, 1996
                             ===========


TO OUR STOCKHOLDERS:
- - --------------------

Notice is hereby given that the Annual Meeting of Stockholders of Selective Insurance Group, Inc. ("Company") will be held on Friday, May 3, 1996, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, for the following purposes:

1. To elect four directors for a term of three years each and to elect two directors for a term of one year each.

2. To consider a proposal to approve the Selective Insurance Group, Inc. Stock Compensation Plan for Nonemployee Directors.

3. To transact such other and further business, if any, as properly may be brought before the meeting.

Only stockholders of record on the books of the Company at the close of business on March 15, 1996, shall be entitled to vote at the meeting.

If you do not expect to be present at the meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying postage-paid envelope.

The giving of the proxy will not affect your right to vote in person, should you attend the meeting.


By order of the Board of Directors,


Susan R. Perretta
- - -----------------
Susan R. Perretta
Secretary



Dated: March 29, 1996

                        Selective Insurance Group, Inc.
                        40 Wantage Avenue
                        Branchville, New Jersey 07890


                             March 29, 1996


                             ===============
                             PROXY STATEMENT
                             ===============


                             ===============
                             General Matters
                             ===============


This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Selective Insurance Group, Inc. ("Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 3, 1996, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

The Company has retained Corporate Investor Communications, Inc. for a fee of $4,500 to aid in solicitation of proxies by mail, telephone, and personal contact. The costs of the solicitation will be borne by the Company.

In addition to solicitation by mail and by certain employees of the Company (without additional compensation), arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to their principals.

On March 15, 1996, which is the record date for stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 14,561,347 shares of common stock, $2.00 par value ("Common Stock"). This is the Company's only issued and outstanding class of stock. This Proxy Statement and the accompanying proxy are being mailed beginning on or about April 1, 1996, to all stockholders of record on the record date. Under New Jersey law and the Company's Bylaws, each share of Common Stock outstanding on the record date is entitled to one vote at the Annual Meeting of Stockholders, and the presence in person or by proxy of the holders of shares of Common Stock entitled to cast a majority of the votes constitutes a quorum. Under New Jersey law, proxies submitted with votes withheld for the election of directors and broker nonvotes are included in determining whether a quorum is present. Under New Jersey law, directors are elected by a plurality of votes cast. Votes withheld for the election of any or all of the nominees have no impact on the election of directors except to reduce the number of votes for the nominee(s) for which votes are withheld. Approval of the Stock Compensation Plan for NonEmployee Directors requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting. The affirmative votes of a majority of votes cast by stockholders entitled to vote at the Annual Meeting is required to decide any other item of business which may properly be brought before the Annual Meeting. Abstentions have the effect of votes against the approval of the Stock Compensation Plan for NonEmployee Directors, and broker nonvotes are not counted in tabulating the number of votes with respect to said proposal. Abstentions and broker nonvotes are not counted in tabulating the number of votes cast on other items of business that may properly be brought before the meeting.

There is no person(s) or group(s) known by the Company as of March 15, 1996, to be the beneficial owners of more than 5% of the Company's outstanding Common Stock.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the meeting, except those matters set forth in the Notice of Annual Meeting. If any such other business shall properly come before the meeting, it is intended that votes will be cast, pursuant to proxies solicited, in respect of any such other business in the discretion of the persons acting under said proxies. Proxies that contain no instructions to the contrary will be voted for the election as directors of the six nominees named herein.


The Annual Report to Stockholders for the fiscal year ending December 31, 1995, has been provided to all stockholders of record as of the close of business on March 15, 1996.


                             =====================
                             REVOCABILITY OF PROXY
                             =====================


Any stockholder giving a proxy may revoke it by notifying the Secretary of the Company, in writing, of such revocation at any time prior to its exercise or by filing another proxy with the Secretary of the Company.


                            ========================
                            I. ELECTION OF DIRECTORS
                            ========================
                                (Item 1 on Proxy)


The Company's Restated Certificate of Incorporation, as amended
("Certificate") and the Bylaws provide that the number of directors of the Company shall not be less than seven nor more than twenty, such number within the minimum and maximum limitations to be fixed from time to time by a resolution approved by a majority of the whole Board of Directors. The Certificate and Bylaws also provide for the Board of Directors to be divided into three classes, equal or nearly as equal as possible, so that all directors serve staggered three-year terms.

The Board has nominated William A. Dolan, II, William C. Gray, D.V.M., Frederick H. Jarvis, and Joan M. Lamm-Tennant, Ph.D. for reelection as directors for three-year terms expiring at the Annual Meeting of Stockholders in 1999. All such persons are currently directors and were previously elected by stockholders.

At its February 10, 1996 meeting, the Board of Directors elected J. Brian Thebault to fill a vacant seat on the Board created by the death of David M. Gessner on July 28, 1994, and A. David Brown to fill a newly created directorship. Both Mr. Thebault and Mr. Brown were added to the class of directors whose terms expire in 1997 and stand for election for a one-year term expiring at the Annual Meeting of Stockholders in 1997. J. Brian Thebault is the son of Louis P. Thebault who is retiring as a director effective as of the Annual Meeting. Upon Mr. Thebault's retirement, the Board intends to reduce the size of the Board to thirteen directors, thereby eliminating the vacancy created by such retirement.

In the event any nominee shall be unable to serve as a director at the time of the Annual Meeting of Stockholders, the proxies in favor of such unavailable nominee will be voted for a consenting nominee selected by the Board of Directors. Except as noted above, none of the nominees for director is related to any executive officer or director of the Company or another nominee by blood, marriage or adoption.

Directors shall be elected by a plurality of the votes cast.

                              ==========
                              CANDIDATES
                              ==========


The following information is set forth with respect to the four nominees for election as directors at the Annual Meeting of Stockholders to serve three-year terms expiring at the Annual Meeting of Stockholders in 1999:


                                                                 Shares of
                                                                 Common Stock
                                                                 Beneficially
Names                    Positions and Offices                   Owned as of
of                       in Company and                          February 22,
Directors                Business Experience                     1996(1)
=============================================================================
William A. Dolan, II     Of Counsel, Kelly, Gaus &               15,419(2)(3)
 Age: 64                 Holub,law firm; Partner, Kelly,
 Director since: 1988    Gaus, Holub & Dolan, law firm,
 Term to expire: 1999    1994; President and Partner,
                         Dolan and Dolan, P.A., law firm,
                         1988 to 1993; Director and Chairman
                         of the Board, High Point Financial
                         Corporation; Committees of the
                         Company: Chairman, Conflict of
                         Interest; member, Audit.
- - -----------------------------------------------------------------------------
William C. Gray, D.V.M.  Veterinarian and President, Newton      19,890(4)
 Age: 66                 Veterinary Hospital; Director, Newton
 Director since: 1992    Financial Corp. and Newton Trust Company;
 Term to expire: 1999    Committees of the Company: member, Audit
                         and Conflict of Interest.
- - -----------------------------------------------------------------------------
Frederick H. Jarvis      Retired; Chairman and Chief Executive   15,470(5)
 Age: 68                 Officer of the Company, 1987 to 1993;
 Director since: 1984    President of the Company, 1987 to 1992;
 Term to expire: 1999    Committees of the Company: Chairman,
                         Finance; member, Executive and Committee
                         on Directors.
- - -----------------------------------------------------------------------------
Joan M. Lamm-Tennant,    Professor of Finance, Villanova         5,100(5)
Ph.D.                    University; Associate Professor of
 Age: 43                 Finance, 1992 to 1994; Assistant
 Director since: 1993    Professor, 1989 to 1991; Chief
 Term to expire: 1999    Executive Officer, Cornerstone Associates
                         Technology Services, Inc., software,
                         since 1994; Director, Financial Analyst
                         of Philadelphia, a professional association of portfolio managers and securities analysts; Director, Focus Trust Fund, a mutual fund; Committees of the Company:
                         member, Finance, Salary and Employee
                         Benefits, and Audit.

- - -----------------------------------------------------------------------------
The following information is set forth with respect to the two nominees for director to be elected at the Annual Meeting of Stockholders to serve one-year terms expiring at the Annual Meeting of Stockholders in 1997. Mr.
Brown and Mr. Thebault were elected by the Board of Directors on February 10, 1996 and added to the class of directors whose terms will expire in 1997.

=============================================================================
A. David Brown           Managing Vice President, Korn/          0
 Age: 53                 Ferry International, executive
 Director since: 1996    recruiting;served in various
 Term to expire: 1997    executive positions with
                         Macy & Co., Inc., 1969 to 1994 and
                         was Senior Vice President, Human
                         Resources, 1983 to 1994 and Director,
                         1987-1992.
- - -----------------------------------------------------------------------------
J. Brian Thebault        President and Chief Executive           1,575
 Age: 44                 Officer, L.P. Thebault Company,
 Director since: 1996    graphic communications, since
 Term to expire: 1997    1984.
- - ---------------------------------------------------------------------------

                         ====================
                         CONTINUING DIRECTORS
                         ====================


The following information is set forth with respect to the directors whose terms of office will continue after the Annual Meeting.

                                                                 Shares of
                                                                 Common Stock
                                                                 Beneficially
Names                    Positions and Offices                   Owned as of
of                       in Company and                          February 22,
Directors                Business Experience                     1996(1)
=============================================================================
James W. Entringer       Chairman, President and Chief           170,206(6)
 Age: 55                 Executive Officer of the Company
 Director since: 1992    since 1993; President and Chief
 Term to expire: 1998    Operating Officer of the Company,
                         1992 to 1993; Senior Resident Vice
                         President, Merrill Lynch, Pierce,
                         Fenner & Smith, Inc. ("Merrill
                         Lynch"), 1991 to 1992; President,
                         Chief Executive Officer and Director,
                         Family Life Insurance Company, a
                         subsidiary of Merrill Lynch, 1988 to
                         1991; Committees of the Company:
                         member, Executive and Finance.
- - -----------------------------------------------------------------------------
C. Edward Herder         President, Chester H. Herder & Son,     39,872(2)
 Age: 60                 Inc., and Chairman, Herder Tarricone
 Director since: 1978    Associates, general insurance agencies;
 Term to expire: 1998    Committees of the Company: member,
                         Executive, Finance, and Committee on
                         Directors.
- - -----------------------------------------------------------------------------
William M. Kearns, Jr.   President, W.M. Kearns & Co., Inc.,     35,012(2)
 Age: 60                 investment banking; Director, Kuhlman
 Director since: 1975    Corporation, Mountasia Entertainment
 Term to expire: 1997    International, Inc. and Consolidated
                         Delivery & Logistics, Inc.; Managing
                         Director, Lehman Brothers, Inc. and
                         predecessor firms, 1969 to 1992;
                         Advisory Director, Lehman Brothers Inc.,
                         1992 to 1994; Committees of the Company:
                         member, Finance and Salary and Employee
                         Benefits.
- - -----------------------------------------------------------------------------
S.Griffin McClellan III  Consultant; Director, Summit Bank;      12,000(7)(8)
 Age: 58                 Chairman and Chief Executive
 Director since: 1980    Officer, Crestmont Savings and Loan
 Term to expire: 1997    Association, 1991 to 1994; President,
                         Chief Executive Officer and Director,
                         Crestmont Federal Savings and Loan
                         Association, 1989 to 1991; Committees
                         of the Company: Chairman, Audit;
                         member, Executive and Salary and
                         Employee Benefits.
- - -----------------------------------------------------------------------------
Russell R. Moffett       Retired; Formerly President of the      17,552(9)
 Age: 69                 Company; Director, Newton Financial
 Director since: 1981    Corp., and Newton Trust Company;
 Term to expire: 1997    Committees of the Company: member,
                         Audit and Conflict of Interest.
- - -----------------------------------------------------------------------------
William M. Rue           President, Chas. E. Rue & Son, Inc.     122,025(2)
 Age: 48                 T/A Rue Insurance; Director, First
 Director since: 1977    Constitution Bank; Committees of the
 Term to expire: 1998    Company: member, Executive, Finance and
                         Committee on Directors.
- - -----------------------------------------------------------------------------
Thomas D. Sayles, Jr.    Retired; Director, Summit               11,500(2)
 Age: 64                 Bank Corp.; Chairman, The
 Director since: 1988    Summit Bancorporation, 1995-1996;
 Term to expire: 1998    Chairman and Chief Executive Officer,
                         The Summit Bancorporation, 1974 to 1994;
                         Committees of the Company: Chairman,
                         Salary and Employee Benefits; member,
                         Executive and Committee on Directors.
- - -----------------------------------------------------------------------------

          =====================================================
          NOTES TO TABLE OF CANDIDATES AND CONTINUING DIRECTORS
          =====================================================


(1) The amount of shares beneficially owned by each of the above-named directors does not exceed 1% of the Common Stock outstanding.

(2) Includes 9,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(3) Includes 1,050 shares held by Mr. Dolan's wife, of which Mr. Dolan disclaims beneficial ownership.

(4) Includes 6,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(5) Includes 3,000 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(6) Includes 91,615 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plans.

(7) Includes 4,500 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

(8) Includes 1,000 shares held by Mr. McClellan's wife, of which Mr. McClellan disclaims beneficial ownership.

(9) Includes 7,500 shares that may be acquired upon the exercise of options granted and presently exercisable under the Company's Stock Option Plan for Directors.

The number of shares of Common Stock beneficially owned by the Chairman, President and Chief Executive Officer, Mr. Entringer, as of February 22, 1996, is set forth on page 4. The number of shares of Common Stock beneficially owned as of February 22, 1996, by the other executive officers named in the Summary Compensation Table set forth on page 8 are as follows:
Mr. Addesso, 92,752 (including 61,500 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans); Mr. Land, 81,706 (including 44,500 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans); Mr. Murphy, 39,723 (including 24,384 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans); and Mr. Ochiltree, 31,250 (including 16,500 shares that may be acquired upon the exercise of stock options granted and presently exercisable under the Company's stock option plans). The number of shares beneficially owned by each of the above-named executive officers does not exceed 1% of the Common Stock outstanding. The number of shares of Common Stock beneficially owned by all current directors and executive officers of the Company as a group as of February 22, 1996, was 711,052, representing 4.9% of the outstanding shares of Common Stock on that date. Such number includes shares that may be acquired within 60 days of such date upon the exercise of outstanding stock options granted under the Company's stock option plans and Stock Option Plan for Directors.


                         =========================
                         COMPENSATION OF DIRECTORS
                         =========================


The directors of the Company who are not employees received an annual retainer of $20,000 in 1995. In addition, directors of the Company who are not employees received in 1995 a fee of $1,000 for each Board meeting and $1,000 for each Committee meeting attended. Committee Chairmen received $1,200 for each Committee meeting attended. Each nonemployee director is eligible to participate in the directors' Deferred Compensation Plan which allows the deferral of the annual retainer and fees payable from time to time as a result of services performed on behalf of the Company. Mr. Sayles, Mr. McClellan and Mr. Dolan have elected to defer their compensation for 1996. Deferred compensation of directors participating in this Plan accrues interest at an annual rate equal to the average one-year United States Treasury Bill rate from the beginning of the year to the date of payment. A participant may elect to defer payment of compensation under the Plan until a specified year in the future, the attainment of age 70 or termination of services as a director of the Company. A participant may elect to receive payment of the compensation deferred under the Plan in either a lump sum or up to five equal annual installments. The Board intends to amend the Deferred Compensation Plan to permit participants to make a one-time election to convert the deferred cash amounts held in their deferred compensation accounts to shares of Common Stock based on the fair market value (as defined in the Deferred Compensation Plan) of a share of Common Stock as of the date of such election.

The compensation payable to nonemployee directors is proposed to be changed effective January 1, 1997, subject to stockholder approval, so that such directors are compensated in Common Stock. See "Proposal to Approve the Stock Compensation Plan for NonEmployee Directors" below.

The Company's Directors' Plan provides retirement benefits for those directors who have never been employees of the Company or its subsidiaries and who have been members of the Board for at least five calendar years. An eligible participant receives annual retirement or disability benefits equal to 100% of the annual director's retainer fee. This benefit is payable in monthly installments for a period equal to the participant's years of service as a Board member, calculated in completed years and months, up to a maximum of 15 years. If a participant dies prior to the commencement of benefits, no benefit is payable from the Plan except to a surviving spouse. The surviving spouse is entitled to receive the same monthly benefit that the participant would have received had such participant retired on the day prior to the date of death. Such benefits cease if the surviving spouse dies before accrued benefits have been paid. If, after benefits commence, a participant dies leaving a surviving spouse, the participant's monthly benefit payments shall continue to be paid to such surviving spouse with the same frequency until all benefits have been paid or until the spouse's death. In the event of the total and permanent disability of a participant, benefits equal to those upon retirement are payable immediately. If stockholders approve the adoption of the Stock Compensation Plan for NonEmployee Directors, the Board intends to amend the Directors' Plan to permit the Board, in its discretion to limit the amount of annual retirement benefits and to fix the maximum annual amount therof. See "Proposal to Approve the Stock Compensation Plan for NonEmployee Directors" below.

The Directors' Plan provides for accelerated payment of accrued and unpaid benefits under certain circumstances. Such benefits are payable if the directors nominated by management of the Company and constituting a majority of the Board cease to be directors after any of the following events constituting a Change of Control: (a) acquisition of a controlling interest in the Company's voting securities; (b) an election contest; (c) a successful tender or exchange offer by a person other than the Company or an affiliate of the Company; (d) a merger; and (e) a consolidation or other business combination. The benefit under the Directors' Plan becomes payable in monthly installments, commencing on the first day of the month coincident with or next following a "Change of Control" and the termination of the participant's service as a Board member.

The Company maintains a Stock Option Plan for Directors for those directors who are not full-time employees of the Company or its subsidiaries unless any of such eligible directors elects not to participate. Under such plan, each eligible director participating in the plan automatically receives an option to purchase 1,500 shares of Common Stock on March 1 of each year. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under options granted is 200,000, which may be authorized but unissued shares or treasury shares. The exercise price for each share of Common Stock subject to an option granted is the Fair Market Value (as defined in the plan) of a share of Common Stock on the date such option is granted and is payable in cash. Any option granted under the plan becomes exercisable on the first anniversary of the date it was granted. No option is exercisable after the tenth anniversary of the grant. Options granted under the plan are nontransferable, except by will or by laws of descent and distribution. In the event of an optionee's death or disability, an option may be exercised, in whole or in part, by the optionee's executor, administrator, guardian, or legal representative in accordance with the terms of such option. On March 1, 1995, options to purchase 1,500 shares of Common Stock were granted to each eligible director at an exercise price of $27.925 per share.


                    ====================================
                    COMMITTEES OF THE BOARD OF DIRECTORS
                    ====================================


The Company's Audit Committee, the membership of which is the same as the Audit Committee of the Company's subsidiaries, Selective Insurance Company of America, Selective Way Insurance Company, Selective Insurance Company of the Southeast and Selective Insurance Company of South Carolina, is comprised of
S. Griffin McClellan III, Chairman, William A. Dolan, II, William C. Gray, Joan M. Lamm-Tennant and Russell R. Moffett. In 1995, the Committee met four times. The functions of the Committee are to receive and examine the Auditors' Report, meet with the auditors, access the books and vouchers of the Company, as necessary, consider the adequacy of internal controls, confer with the officers of the Company, and report to the Board on its findings.

The Company's Salary and Employee Benefits Committee, the membership of which is the same as the Salary and Employee Benefits Committee of Selective Insurance Company of America, Selective Way Insurance Company, Selective Insurance Company of the Southeast and Selective Insurance Company of South Carolina, is comprised of Thomas D. Sayles, Jr., Chairman, William M. Kearns, Jr., Joan M. Lamm-Tennant and S. Griffin McClellan III. In 1995, the Committee met four times. The functions of the Committee are to evaluate the performance of certain officers of the Company and its subsidiaries and to make recommendations to the Board as to salary adjustments. This Committee also continuously evaluates employee benefits and makes recommendations to the Board in connection therewith. This Committee also functions as the Compensation Committee, which administers the Company's stock option plans, and as the Trustees of the Retirement Savings Plan and the Retirement Income Plan.

The Company's Committee on Directors, the membership of which is the same as the Committee on Directors of Selective Insurance Company of America and Selective Way Insurance Company, is comprised of C. Edward Herder, Frederick
H. Jarvis, William M. Rue and Thomas D. Sayles, Jr. In 1995, the Committee met two times. Louis P. Thebault, who is retiring from the Board as of the Annual Meeting of Stockholders, has been the Chairman of the Committee. The primary function of the Committee is to seek and review qualified candidates for directorships and to make recommendations to the Board as to nominees for election as directors. This Committee will consider nominees recommended by stockholders for election as directors at an Annual Meeting of Stockholders but does not solicit such recommendations. In order to receive consideration, all such recommendations must be in writing addressed to the Chairman of the Committee on Directors, c/o the Secretary of the Company, 40 Wantage Avenue, Branchville, New Jersey 07890. Such recommendations must include a reasonable amount of biographical information about the person recommended, contain a statement as to why the stockholder believes such person to be well qualified to serve as a director, contain the written consent of the proposed nominee to the submission of such information and such recommendation, and be received by the Secretary no later than January 1 preceding the Annual Meeting of Stockholders for which such person's election is recommended.


               =======================================
               ATTENDANCE OF BOARD MEMBERS AT MEETINGS
               =======================================


During the past year, there were four meetings of the Board. No Board member attended fewer than 75% of the aggregate number of meetings of the Board and of the meetings of Committees on which he or she served.


               ============================================
               EXECUTIVE COMPENSATION AND OTHER INFORMATION
               ============================================
                    EXECUTIVE OFFICERS OF THE COMPANY
                    =================================


As of March 15, 1996, the executive officers of the Company were:
=============================================================================
James W. Entringer  age 55    Chairman of the Board, President and Chief
                              Executive Officer since April 1, 1993;
                              President and Chief Operating Officer from
                              March 1992 to April 1993; Director since May
                              1992. *
- - -----------------------------------------------------------------------------
Dominic J. Addesso  age 42    Executive Vice President, Strategic Business
                              Units, since May 1993; Executive Vice President
                              and Chief Financial Officer from 1989 to May
                              1993.
- - -----------------------------------------------------------------------------
Thornton R. Land    age 55    Executive Vice President, Administration, and
                              General Counsel, responsible for corporate
                              legal, staff claims counsel,  government
                              affairs, administrative services and human
                              resources, since May 1993; Senior  Vice
                              President and General Counsel from 1988 to
                              1993.
- - -----------------------------------------------------------------------------
Gregory E. Murphy   age 40    Senior Vice President and Chief Financial
                              Officer, since January 1994; Vice President,
                              Finance, from 1993 to January 1994; Chief
                              Accounting Officer since 1992; Vice President
                              from 1987 to January 1994.
- - -----------------------------------------------------------------------------
Jamie Ochiltree,    age 43    Senior Vice President, Branch Operations, since
III                           September 1994; Vice President, Market
                              Development from April 1994 to September 1994;
                              Vice President, Sales and Marketing, Cincinnati
                              Financial Corp., May 1988 to December 1993.
- - -----------------------------------------------------------------------------
Robert P. Rank      age 54    Senior Vice President, Investments since
                              December 1993; Senior Vice President,
                              Investments, American Express Company, 1987 to
                              1993.
- - -----------------------------------------------------------------------------
Donald E. Williams  age 51    Senior Vice President, Information Systems
                              since 1992; Vice President 1989-1992.
- - -----------------------------------------------------------------------------

All terms of office are for a one-year period.

*See additional information about Mr. Entringer on page 4.

                    ==========================
                    SUMMARY COMPENSATION TABLE
                    ==========================

The following table shows, for the fiscal years ending December 31, 1995, 1994, and 1993, the compensation, paid or accrued for those years, to the Chairman, President and Chief Executive Officer, and each of the four most highly compensated executive officers of the Company who served as executive officers during fiscal year 1995. (See footnote 1.)


                                           Long-Term Compensation
                                        |------Awards------|-Payouts-|

                    Annual Compensation             Securities
                                                      Under-            All
Name                                      Restricted  lying            Other
and                                         Stock    Options/  LTIP   Compen-
Principal                Salary   Bonus     Awards    SARs    Payouts  sation
Position         Year    ($)(1)   ($)(2)    ($)(3)    (#)     ($)(4)   ($)(5)
=============================================================================
James W.         1995    410,000  300,000   657,145  40,000      -      9,000
Entringer(6,7)   1994    388,269  200,000      -     70,000      -      9,000
Chairman,        1993    361,923  100,000(4)   -     24,839   100,000   7,480
President and
Chief Executive
Officer
- - -----------------------------------------------------------------------------
Dominic J.       1995    191,714  100,000    78,188   7,500      -     20,096
Addesso(6,7)     1994    185,191   66,708      -     39,500      -      9,525
Executive Vice   1993    178,204   40,000(4)   -      8,000   131,396   5,346
President
- - -----------------------------------------------------------------------------
Thornton R.      1995    187,824   90,000    78,188     -        -      9,000
Land(6,7)        1994    176,366   62,242      -     54,500      -      9,000
Executive Vice   1993    166,231   50,000(4)   -      8,000   109,276   4,987
President and
General Counsel
- - -----------------------------------------------------------------------------
Gregory E.       1995    130,000   85,000    52,125   7,500      -     12,518
Murphy(6,7)      1994    124,023   43,280      -     14,780      -      7,667
Senior Vice      1993    115,619   40,000(4)   -        -      89,408   3,469
President and
Chief Financial
Officer
- - -----------------------------------------------------------------------------
Jamie            1995    150,000   90,000    52,125   7,500      -     14,762
Ochiltree,III    1994     80,098     -         -     17,000      -        420
(6,7,8)          1993       -        -         -       -         -       -
Senior Vice
President
- - -----------------------------------------------------------------------------


               =======================================
               FOOTNOTES TO SUMMARY COMPENSATION TABLE
               =======================================


1. The executive officers received cash compensation only from the Company's subsidiary, Selective Insurance Company of America ("SICA"), which company also provides the employee benefit plans in which such executive officers participate.

2. The Company maintained an Annual Plan pursuant to which cash bonuses were awarded to officers and key employees who had contributed significantly to the Company's success during 1993. The Company also maintained a Long-Term Performance Plan ("LTIP") through 1993. Because the criteria by which awards were determined under the Annual Plan for 1993 were the same as the criteria by which awards were determined under the LTIP for the award cycle ended December 31, 1993, the Company combined these two awards and paid one sum to those participants eligible therefor. The "Bonus" amounts for the fiscal year ended December 31, 1993, include awards paid to the named executive officers under both the Annual Plan and the LTIP in respect of such fiscal year. See footnote 4 below.
     Effective for the fiscal year 1994, the Company adopted a Rewards Program by which employees may receive a stated percentage of salary as Annual Cash Incentive Payments if they achieve specified personal goals and the Company achieves stated corporate performance goals. The "Bonus" amounts for 1994 and 1995 indicate the amounts awarded to the named executive officers as Annual Cash Incentive Payments. See the Report of the Company's Salary and Employee Benefits Committee set forth in this Proxy Statement.

3. The value of restricted stock awards at the end of 1995 was $678,337 for Mr. Entringer, $106,500 for each of Messrs. Addesso and Land and $71,000 for each of Messrs. Murphy and Ochiltree. As of the end of 1995, the number of restricted shares held by Mr. Entringer was 18,864; by each of Messrs. Addesso and Land, 3,000; and by each of Messrs. Murphy and Ochiltree, 2,000. The award of 5,000 such shares to Mr. Entringer, and the awards to Messrs. Addesso, Land, Murphy and Ochiltree were made under the Company's Stock Option Plan II under which such shares and accrued dividends vest after four years from the date of grant depending upon the achievement of predetermined performance goals. On November 1, 1995, Mr. Entringer received an additional award of 13,864 shares of Common Stock outside of such plan, of which 3,466 shares vested on the date of the award and 3,466 shares shall vest annually in 1996, 1997 and 1998, provided that Mr. Entringer remains in the employ of the Company. The value of restricted stock awards shown above is based on the closing market price of Common Stock on December 29, 1995, except that the value of Mr. Entringer's shares vested on November 1, 1995 is based on the closing market price of Common Stock on such date.

4. The LTIP was an incentive compensation plan terminated on December 31, 1993, under which awards were made at the discretion of the Salary and Employee Benefits Committee of the Board of Directors to any salaried employee of the Company or any of its subsidiaries. The amounts set forth under "LTIP Payouts" comprise the awards, including interest, paid to the named executive officers in December 1993 and earned in respect of the award cycle ended December 31, 1992. The amounts paid to the named executive officers for awards earned under the LTIP with respect to the one-year award cycle ended December 31, 1993 are included in the amounts set forth in the "Bonus" column. See footnote 2 above.

5. The amounts in "All Other Compensation" include Company contributions under the Company's Retirement Savings Plan (formerly Thrift Plan) for the fiscal years ended December 31, 1995, December 31, 1994, and December 31, 1993. This Plan is a defined contribution plan available to substantially all employees. Company contributions are 30% vested after two years of service and become 100% vested after six years of service. In addition, for Messrs. Addesso, Murphy and Ochiltree, the amounts for 1995 in the "All Other Compensation" column also include $11,096, $4,749 and $8,877, respectively, representing the difference between the market rate of interest and the actual rate of interest on indebtedness of such executive officer to the Company. For additional information relating to such indebtedness, see "Interest of Management and Others in Certain Transactions."

6. Under employment agreements with SICA effective September 1993 to September 1996, Messrs. Entringer, Addesso, and Land receive annual base salaries of not less than the following amounts: Mr. Entringer, $375,000; Mr. Addesso, $177,250; and Mr. Land, $172,000. Mr. Entringer
     will also serve as a director of the Company so long as he continues to serve as Chairman, President and Chief Executive Officer of SICA. Under an employment agreement with SICA effective August 1, 1995, Mr. Murphy receives an annual base salary of not less than $130,000 through August 1, 1998. Under an employment agreement with SICA effective October 31, 1995, Mr. Ochiltree receives an annual base salary of not less than $150,000 through October 31, 1998. If any of these executive officers is not reelected to his current position, or if he is terminated without cause, he will be entitled to receive severance pay equal to his salary and certain benefits in effect at the time of his termination of employment for a period of two years after the date of such termination, payable in monthly installments. If he is terminated for cause, he is entitled to receive that portion of his salary earned to the date of his termination and the benefits accrued to him under certain employee benefit plans to the date of such termination, to the extent that such benefits may be payable to him under the provisions of such plans in effect on the date of the termination of his employment. The Company has guaranteed SICA's performance of all its obligations under the employment agreements.

7. Messrs. Entringer, Addesso, Land, Murphy and Ochiltree have termination agreements with SICA pursuant to which payments will be made under certain circumstances following a Change in Control of the Company, as defined in the agreements. The agreements for Messrs. Entringer, Addesso and Land are effective from September 1993 to September 1996 and are automatically renewable for successive one-year terms each September 1 unless prior written notice of nonrenewal is given. Mr. Murphy's agreement is effective from August 1, 1995 through August 1, 1998 and is automatically renewable for successive one-year terms each August 1 unless prior written notice of nonrenewal is given. Mr. Ochiltree's agreement is effective from October 31, 1995 through October 31, 1998 and is automatically renewable for successive one-year terms each October 31 unless prior written notice of nonrenewal is given. Each agreement provides that, in the event of a Change in Control of the Company, SICA shall continue to employ the executive officer in the capacities in which he was serving immediately prior to the Change in Control for a period of three years, commencing on the date on which the Change in Control shall have occurred, which term will be automatically renewed for successive one-year periods unless prior written notice is given. Each agreement provides that if the executive officer's employment is terminated (as defined in the agreement) after a Change in Control occurs, other than (i) due to the executive officer's death or retirement, (ii) by SICA for Cause or Disability, or (iii) by the executive officer other than for Good Reason (as such foregoing capitalized terms are defined in the agreement), the executive officer will be entitled to receive earned but unpaid base salary through the date of termination, as well as any incentive compensation benefits or awards that have been accrued, earned, or become payable but which have not been paid, and as severance pay in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to his "annualized includible compensation for the base period" (as defined in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), multiplied by a factor of 2.99, provided that if any of the payments or benefits provided for in the agreement, together with any other payments or benefits that the executive officer has the right to receive, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments and benefits due to the executive officer will be reduced in the order of priority and amount as the executive officer shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. The Company has guaranteed SICA's performance of all its obligations under the termination agreements.

8.   Mr. Ochiltree joined the Company in April 1994.

               ===========================================
               STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
               ===========================================

The following table contains information concerning the grant of stock options and tandem stock appreciation rights ("SARs") under the Company's Stock Option Plan II ("Plan") to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table.


               =====================================
               OPTION/SAR GRANTS IN LAST FISCAL YEAR
               =====================================

                                                          Potential
                                                      Realizable Value at
                                                        Assumed Annual
                                                      Rates of Stock Price
                                                          Appreciation
           |----------Individual  Grants------------|   for Option Term
                           % of
            Number of     Total
            Securities    Options/
            Underlying    SARs
            Options/      Granted to  Exercise
            SARs          Employees   or Base  Expira-
            Granted(1)(3) in Fiscal   Price     tion
Name            (#)         Year      ($/Sh)    Date    5%($)(2)   10%($)(2)
=============================================================================
James W.        18,000     11.89%    $37.50   11/06/05  $424,504   $1,075,776
Entringer       22,000     14.54%     37.688  12/18/05   521,439    1,321,429

Dominic J.       7,500      4.96%     36.625  10/31/05   172,749      437,781
Addesso

Thornton R.        -          -          -        -         -            -
Land

Gregory E.       7,500      4.96%     36.625  10/31/05   172,749      437,781
Murphy

Jamie            7,500      4.96%     36.625  10/31/05   172,749      437,781
Ochiltree,III
- - -----------------------------------------------------------------------------


1. The Plan permits the granting of options to all employees and permits the granting of SARs in tandem with any or all stock options. If an SAR is exercised, the employee must surrender the related stock option or portion thereof. Upon exercise of an SAR, payment will be made by the Company in stock, cash, or some combination thereof, as a committee appointed by the Board of Directors shall determine at the time of exercise. None of the options granted to the named executive officers in 1995 has SARs attached. Under the terms of the Plan, options or any related SARs, may be granted at no less than fair market value as of the date of grant. They must be exercised within ten years from the date of grant. In the event of any change in the number of outstanding shares of the Common Stock of the Company as a result of a stock dividend, stock split, or other readjustments, the committee appointed by the Board of Directors shall make an appropriate adjustment in the aggregate number of shares which may be subject to stock options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.

2. The dollar amounts under these columns are based on the assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission. These amounts are not intended to forecast possible future appreciation, if any, of the Company's stock price.

3.   Options granted in 1995 were exercisable immediately.

               =====================================
               OPTION AND SAR EXERCISES AND HOLDINGS
               =====================================


The following table sets forth information with respect to the Chairman, President and Chief Executive Officer, and each of the other executive officers named in the Summary Compensation Table concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the last fiscal year:


          ===================================================
          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
               AND FISCAL YEAR-END OPTION/SAR VALUES
          ===================================================


                                                             Value of
                                     Number of               Unexercised
                                     Securities Underlying   In-the-Money
                                     Unexercised             Options/SARs
                                     Options/SARs at         at Fiscal
             Shares                  Fiscal Year-End(#)(1);  Year-End($)(2);
            Acquired                 ********************    **************
               on          Value     Exercisable/            Exercisable/
Name        Exercise(#)  realized($) Unexercisable           Unexercisable
=============================================================================
James W.       11,000     $49,500       91,615/                $425,214/
Entringer        -           -          17,600                  191,400


Dominic J.       -           -          61,500/                 592,937/
Addesso                                      0                        0

Thornton R.      -           -          44,500/                 358,688/
Land                                    20,000                  217,500

Gregory E.       -           -          24,384/                 219,497/
Murphy                                       0                        0

Jamie            -           -          16,500/                  91,688/
Ochiltree,III                                0                        0
- - -----------------------------------------------------------------------------



1. The number of securities underlying unexercised options at the end of 1995 included options with tandem SARs granted under the Company's former stock option plan for employees which expired November 5, 1992. This plan had 600,000 shares reserved for issuance and was, for the most part, identical to the Company's Stock Option Plan II.

2. The value of unexercised in-the-money options is based on the closing market price per share of Common Stock on December 29, 1995 of $35.50, less the option exercise price per share.

                              =============
                              PENSION PLANS
                              =============


The following table illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of credited service in the form of a single life annuity and prior to any offset for Social Security benefits. As of December 31, 1995 the Chairman, President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table had the following credited years of service under the pension plans: Mr. Entringer, 1 year; Mr. Addesso, 16 years; Mr. Land, 9 years; Mr. Murphy, 14 years and Mr. Ochiltree, no credited service.


                           ====================
                           PENSION PLAN TABLE(1)
                           ====================


=============================================================================
                              Years of Service
               ----------------------------------------------------------
Remuneration      5         15        20       25        30         35
=============================================================================
125,000        12,500     37,500    50,000    62,500    75,000    87,500
150,000        15,000     45,000    60,000    75,000    90,000   105,000
175,000        17,500     52,500    70,000    87,500   105,000   122,500
200,000        20,000     60,000    80,000   100,000   120,000   140,000
225,000        22,500     67,500    90,000   112,500   135,000   157,500
250,000        25,000     75,000   100,000   125,000   150,000   175,000
300,000        30,000     90,000   120,000   150,000   180,000   210,000
400,000        40,000    120,000   160,000   200,000   240,000   280,000
450,000        45,000    135,000   180,000   225,000   270,000   315,000
500,000        50,000    150,000   200,000   250,000   300,000   350,000
- - -------------------------------------------------------------------------


1. The Company maintains a noncontributory Retirement Income Plan integrated with Social Security benefits. The plan covers substantially all employees, including officers. Compensation covered under the plan consists only of basic wages and salaries, not including overtime and bonuses, i.e., only the "Salary" column of the Summary Compensation Table. Monthly plan benefits are computed at the rate of 2% of average monthly compensation for the 60 months out of the most recent 120 months of employment for which the employee's compensation is the highest multiplied by the number of years of credited service, less an offset for Social Security benefits, calculated as 1 3/7% of the participant's Social Security income in effect on January 1 of the year of retirement multiplied by the number of years of credited service. If the employee is married, the normal form of benefit is a joint and survivor annuity for the employee and spouse. If the employee elects against such annuity with the spouse's consent, a single life annuity may be paid. The Company has a nonqualified supplemental pension plan to provide benefits that would have been paid by the qualified plan, but for the limitations imposed by the Internal Revenue Code on the maximum benefits payable and the compensation upon which qualified plan benefits may be calculated.

               ============================================
               REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
                 SALARY AND EMPLOYEE BENEFITS COMMITTEE
               ============================================


The Salary and Employee Benefits Committee (the "Committee") of the Board of Directors is responsible for setting the executive compensation policies of the Company and evaluating the level of compensation of the executive officers of the Company and its subsidiaries relative to the positions and performances of the executive officers. The Committee's decisions on executive compensation are subject to the approval of the Board of Directors, except for grants under certain of the Company's employee benefit plans, which are made solely by the Committee in order for such plans to satisfy the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee consists of Messrs. Sayles (Chairman), Kearns, and McClellan and Ms. Lamm-Tennant, all of whom are nonemployee directors. For purposes of this report, the term "Company" means Selective Insurance Group, Inc. and its subsidiaries unless the context otherwise requires.

The Committee's executive compensation policies are intended to enable the Company to attract and retain qualified executives by combining a base salary component with annual bonus and long-term incentive components. The levels of annual total compensation for executive officers (including the executive officers named in the foregoing tables) are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the financial services industry, identified by the Company using external surveys as being similar in size and scope to the Company, while providing for annual and long-term incentives which are subject to the achievement of performance-related goals. This comparison group of companies in the financial services industry is smaller and more diverse than the group comprising the Company's peer group for purposes of the performance graph set forth on page 15 in this Proxy Statement.

After determining the level of compensation for each executive officer as compared with his counterparts in the identified industry group, the Committee weighs the executive officer's performance and level of responsibility and considers such executive officer's contribution to the financial and other goals of the Company. The goals and objectives are established in advance and may relate to the executive officer's performance, the Company's performance, or both. Among the criteria used in determining base salaries are: (i) the Company's financial performance compared to its performance in the prior year, including the Company's combined ratio (both overall and by lines of insurance), return on equity, results of operations and overall financial condition; (ii) the managerial ability of such executive officer as evaluated by the Committee taking into account the evaluation of such person by the Chairman; and (iii) such officer's ability to develop personnel within the areas of his responsibility for the future operation of the Company. These criteria are the more significant factors used by the Committee in reaching its decisions on executive compensation. As a result of the individual evaluations, for any particular year the compensation level of each executive officer may be higher or lower than that of comparable executives in the comparison group and may vary each year depending upon the achievement of the individual.

The Committee meets approximately four times a year. Changes in the base salary component of executive compensation do not necessarily occur annually, but may occur after a longer period of time.

In addition to the base salary component of executive officers' compensation, Annual Cash Incentive Payments under the Company's Rewards Program may be earned. Specific performance-related goals are established for each executive officer at the beginning of the fiscal year after discussions between such executive officer and the Chairman (and with respect to the Chairman between the Chairman and the Committee) to determine the nature and extent of such goals. These individual goals relate to specific business, departmental or management objectives that support specific corporate goals established for the fiscal year. In 1995, corporate goals included improving the loss ratio and increasing diversification of geographic premium distribution. If individual and corporate goals are achieved for the year, the executive officer may earn the percentage of salary specified in the Annual Cash Incentive Plan for such officer's position as an annual incentive.

In January 1996 the Committee reviewed each executive officer's performance evaluation, the recommendations of the Chairman as to the achievement of the individual performance-related goals and the Company's performance for 1995 using the criteria described above. Based upon such criteria and the Annual Cash Incentive percentage guidelines, the Committee determined the Annual Cash Incentive Payments to be awarded to the Company's executive officers for the year ended December 31, 1995. As a result of extraordinary accomplishments and the Company's unprecedented earnings for 1995, the Committee approved Annual Cash Incentive Payments for all executive officers. Annual Cash Incentive Payments for some executive officers were approved in excess of the percentages specified in Annual Cash Incentive Plan Guidelines. Approval of a particular percentage reflected the Committee's assessment of the individual's contributions to the Company's overall success and the degree to which he achieved personal performance objectives.

The two forms of executive officers' long-term incentive compensation are stock options (with or without tandem stock appreciation rights) and stock grants under the Company's Stock Option Plan II (the "Plan"). The Committee believes that stock ownership by management encourages management to enhance stockholder value. Stock options (with or without tandem stock appreciation rights) granted to executive officers and other employees give optionees the right to purchase shares of the Company's Common Stock over a ten-year period at the fair market value per share on the date of grant. Generally, the Committee grants options to executive officers based on individual merit, taking into account, among other things, the performance evaluations of such executive officers by the Chairman. The number of options granted at any given time is also determined, in part, by the executive officer's level of responsibility, i.e., more options are given to employees and executives in positions of greater responsibility, and the date of the last option grant to such person. In recent years, the Company has generally granted options on an annual basis, but options will not necessarily be granted annually to each executive officer. Stock options (and any tandem stock appreciation rights) that have been granted to executive officers have generally been exercisable immediately upon grant. However, the Committee has the discretion to establish a vesting schedule for option grants and has at times granted options that vest over a period of time. Grants of stock, whether restricted or unrestricted, also provide incentive to the executive officers to enhance stockholder value. Under the Plan, the Committee, in its discretion, may make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to executive officers and other employees in addition to or in substitution for options or stock appreciation rights. Each such grant is subject to the attainment of one or more performance-related objectives and other terms and conditions as may be determined by the Committee in its discretion. Grants of stock under the Plan were made to all of the executive officers in 1995. All restricted stock grants to date are subject to vesting four years after the date of grant and the attainment of predetermined corporate financial objectives during the vesting period.

The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code for compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The Committee's bases for determining the compensation of Mr. Entringer have been substantially the same as those referred to above with respect to the Company's executive officers. The Committee seeks to maintain the base salary of the Chief Executive Officer at a level competitive with the mid-range of the base salaries of the chief executive officers of other insurance companies in the Company's identified comparison group, but Mr. Entringer's base salary and incentive compensation for 1995 were significantly affected by his performance and the Company's performance as compared to the peer group, as described below.

Mr. Entringer is eligible to participate in the same employee benefit plans available to the other executive officers of the Company. In November and December 1995, the Committee granted Mr. Entringer an option to purchase 18,000 and 22,000 shares, respectively, of the Company's Common Stock, at an exercise price equal to the fair market value on the date of grant, as defined in the Plan. In determining the number of options granted to Mr. Entringer, the Committee evaluated Mr. Entringer's overall compensation package relative to those of other chief executive officers in the comparison group, as well as Mr. Entringer's performance and level of responsibility.
In addition, the Committee wished to further align Mr. Entringer's interests with those of stockholders generally through encouraging his greater stock ownership.

In determining Mr. Entringer's award under the Annual Cash Incentive Plan for 1995, the Committee considered the extent to which Mr. Entringer had met or exceeded certain financial and operational goals, and how well he had implemented initiatives scheduled for 1995 including objectives related to increased productivity, field underwriting, and integration of automated systems. The Committee reviewed the Company's combined ratio, expense reduction, and capital strategies and Mr. Entringer's achievements in productivity, employee compensation and development, corporate restructuring and technological development, in addition to those factors used in determining the awards of the other executive officers.

In November 1995 the Committee awarded additional long-term compensation to Mr. Entringer in the form of a restricted stock grant outside the Plan. To reward Mr. Entringer for his achievement in increasing the value of the Company during the previous year, the Committee awarded Mr. Entringer 13,864 shares of stock of which 3,466 shares vested immediately. In addition, 3,466 shares will vest annually in 1996, 1997 and 1998, provided Mr. Entringer remains with the Company.

Submitted by the Salary and Employee Benefits Committee of the Company's Board of Directors: Thomas D. Sayles, Jr. (Chairman), William M. Kearns, Jr., Joan M. Lamm-Tennant and S. Griffin McClellan III.

No Compensation Committee interlocks or insider participation in compensation decisions occurred during the fiscal year ended December 31, 1995.

               ================================================
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
               ================================================


The following graph demonstrates a five-year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. companies), and the Fire, Marine and Casualty insurers (Nasdaq Market).


                    =============================
                    (CORPORATE PERFORMANCE GRAPH)
                    =============================


=============================================================================
                              |-------------------As of---------------------|
         INDEX                 12/31   12/31   12/31   12/31   12/30   12/29
      DESCRIPTION              1990    1991    1992    1993    1994    1995
- - -----------------------------------------------------------------------------
Selective Insurance Group,     100.0   134.8   187.0   270.7   233.7   340.4
Inc.

Nasdaq Stock Market (US        100.0   160.6   186.9   214.5   209.7   296.3
Companies)

NASDAQ Stocks (SIC 6330-       100.0   142.0   190.9   197.4   190.2   266.4
6339 US + Foreign Fire,
Marine, and Casualty
Insurance Peer Group(1))
- - -----------------------------------------------------------------------------


1. The members of the Peer Group include Fire, Marine and Casualty insurers that are traded on the Nasdaq Stock Market and have the same Standard Industry Classification (SIC) number as the Company. The Peer Group members are as follows: 20th Century Industries CA; Allied Group, Inc.; Allmerica Property & Casualty Companies, Inc; American Bankers Insurance Group, Inc.; American Indemnity Financial Corporation; American Integrity Corporation; Argonaut Group, Inc.; Baldwin & Lyons, Inc.; Bancinsurance Corporation; W. R. Berkley Corporation; Chandler Insurance Company, Ltd.; Cincinnati Financial Corporation; Citizens Security Group, Inc.; Condor Services, Inc.; Donegal Group, Inc.; Employers Casualty Company; Equitable of Iowa Companies; Exstar Financial Corporation; Financial Institutions Insurance Group, Ltd.; Florida Employers Insurance Company; Foremost Corporation America; Fremont General Corporation; Goran Capital, Inc.; Gryphon Holdings, Inc.; HCC Insurance Holdings, Inc.; Hanover Insurance Company; Harleysville Group Inc.; Home State Holdings, Inc.; Intercargo Corporation; Kaye Group, Inc.; MAIC Holdings, Inc.; Markel Corp.; Mercury General Corporation; Meridian Insurance Group, Inc.; Mid Ocean, Ltd.; Midland Financial Group, Inc.; Milwaukee Insurance Group Inc.; Mobile America Corporation; Motor Club of America; Mutual Assurance, Inc.; NAC Re Corporation; NYMAGIC Inc.; Navigators Group, Inc.; Niagara Exchange Corp.; Nobel Insurance, Ltd.; North East Insurance Company; Occupational Urgent Care Health; Ohio Casualty Corporation; Old Lyme Holding Corp.; Omni Insurance Group, Inc.; PXRE Corp.; PAC RIM Holding Corporation; PAN Atlantic Inc.; Phoenix Re Corporation; Piedmont Management, Inc.; RTW, Inc.; Rathbone King & Seeley Inc.; SAFECO Corporation; Selective Insurance Group, Inc.; St. Paul Companies, Inc.; State Auto Financial Corporation; Titan Holdings, Inc.; Tokio Marine & Fire Insurance, Ltd.; Trenwick Group, Inc.; U.S. Capital Group, Inc.; Unico American Corporation; United Coasts Corporation; United Fire & Casualty Company; United States Facilities Corporation; Walshire Assurance Company.

          ==================================================
          II. APPROVAL OF THE SELECTIVE INSURANCE GROUP, INC.
           STOCK COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
          ==================================================
                         (Item 2 on Proxy Card)


Introduction
============
On February 10, 1996, subject to approval by the Company's stockholders, the Board of Directors of the Company adopted the Selective Insurance Group, Inc. Stock Compensation Plan for Nonemployee Directors (the "Plan"). The purpose of the Plan is to provide for the payment, effective January 1, 1997, of compensation payable to nonemployee directors for their services as directors in shares of Common Stock, in lieu of cash, thereby increasing their ownership of Common Stock and promoting the alignment of their interest in the long-term success of the Company with that of stockholders generally. The Plan provides for a maximum of 200,000 shares of Common Stock to be issued to nonemployee directors under the Plan.

The principal features of the Plan are summarized below. The summary is qualified in its entirety to the full text of the Plan, which is annexed as Exhibit A.


=============================================================================
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN.
=============================================================================


Description of the Plan
=======================

Eligibility. Each member of the Company's Board of Directors (the "Board") ============ who is not an employee of the Company or a subsidiary of the Company will participate in the Plan (each, a "Participant").

Administration. The Plan will be administered by the Secretary of the =============== Company. Such administrator's duties will be limited to matters of interpretation and administrative oversight of the Plan.

Compensation in Common Stock. The Plan provides that each Participant will ============================= receive his or her annual compensation for services as a director ("Compensation") in shares of Common Stock. Participants will be entitled to receive quarterly in each year, commencing 1997, a number of shares of Common Stock determined by dividing one-fourth of the amount of a Participant's Compensation by the "fair market value" of a share of Common Stock, which is the average of the high and low sale prices of a share of Common Stock as quoted in the Nasdaq National Market, on each designated payment date. Shares will be prorated for any person who becomes a Participant after a designated payment date and before the next designated payment date. The right to receive shares of Common Stock under the Plan will be nontransferable except by will or the laws of descent and distribution.

Deferral of Receipt of Shares. A Participant may elect prior to the ============================== commencement of any year to defer the issuance and receipt of shares of Common Stock issuable as Compensation to the Participant for such year. In such event, shares issuable in respect of Compensation for such year, and any dividends payable in respect of such shares and interest thereon, will be credited to a deferred compensation account for the Participant.

Shares Available under the Plan. The maximum number of shares of Common ================================ Stock that will be available for issuance under the Plan will be 200,000 shares. In the event of any reorganization, recapitalization, stock dividend or other change in the capital structure of the Company, an appropriate adjustment will be made to prevent a dilution or enlargement of the Participants' rights under the Plan.

Participants' Compensation. The amount of Participants' Compensation will be =========================== determined by the Board no more frequently than once per year during the term of the Plan.

Term of the Plan. If approved by stockholders, the Plan will become ================= effective January 1, 1997 and remain in effect for ten years thereafter.

Nonexclusivity of Plan. The Plan will not affect, modify or rescind any ======================= other existing compensation Plan for directors, which include the Stock Option Plan for Directors and the Directors' Plan (retirement plan).

Termination or Amendment of the Plan. The Board may terminate or suspend the ===================================== Plan at any time. The Board may amend the Plan as provided therein to conform to legal requirements or in other respects, except, that no amendment to the Plan will be effective without stockholder approval to increase the number of shares of Common Stock available for issuance under the Plan or if such approval is required under the Securities Exchange Act of 1934, as amended. No amendment of the Plan shall be made to modify the eligibility requirements for Participants or the requirement that Participants receive their Compensation in shares of Common Stock.

Effect of Plan
==============


If the Plan is approved by stockholders, nonemployee directors of the Company will receive their Compensation in shares of Common Stock commencing January 1, 1997. All of the Company's current directors, other than Mr. Entringer, and all nominees for election as directors, if elected by stockholders, will be Participants. The Board has set the amount of Compensation for all nonemployee directors at $31,000 per annum, effective January 1, 1997.

If the Plan had been in effect during the year ended December 31, 1995 and the amount of nonemployee directors' Compensation had been $31,000 for such year, each nonemployee director would have received 1,033 shares of Common Stock as Compensation, and nonemployee directors would have received an aggregate of 12,396 shares of Common Stock as Compensation assuming that all current nonemployee directors were directors of the Company for the entire year.

The number of shares of Common Stock actually to be received by the Company's nonemployee directors under the Plan will depend on the amount of Compensation determined by the Board from year to year and the fair market value of a share of Common Stock on each designated payment date. The Plan will not affect the Company's Stock Option Plan for Directors or the Directors' Plan, except that, subject to stockholder approval of the Plan, the Board intends to amend the Directors' Plan, described above on page 6 of this Proxy Statement, to permit the Board, in its discretion, to limit the amount of annual retirement benefits to nonemployee directors and to fix the annual amount thereof.

At the present time the nonemployee members of the Board of Directors of the Company receive an annual retainer of $20,000 and a fee of $1,000 for each Committee and Board meeting attended. However, Committee Chairmen receive $1,200 for each Committee meeting attended. This program resulted in a range of 1995 cash or deferred compensation of $28,000 to $36,000 per director.

The following table shows the components of director compensation and compares current director compensation to compensation giving effect to the
Plan:


=============================================================================
COMPENSATION                  CURRENT             PROPOSED UNDER THE PLAN
============                  =======             =======================
- - -----------------------------------------------------------------------------
Annual Retainer               $20,000             $31,000 fair market value
                                                  of Common Stock as
                                                  determined under the
                                                  Plan
- - -----------------------------------------------------------------------------
Annual Option
Grant(1)                      1,500 shares        1,500 shares
- - -----------------------------------------------------------------------------
Attendance Fee
(per meeting)                 $ 1,000             None
- - -----------------------------------------------------------------------------
Committee Meeting
Attendance Fee
(per meeting)                 $ 1,000             None
- - -----------------------------------------------------------------------------
Committee Meeting
Attendance Fee
(per meeting) for
Committee Chair               $ 1,200             None
- - -----------------------------------------------------------------------------


BENEFITS
========
- - -----------------------------------------------------------------------------
Retirement          The amount of the annual      Up to an annual amount
                    retainer for a maximum        equal to (i) the Compen-
                    of 15 years (depending on     sation or (ii) a lesser
                    years of service)(2)          amount determined by the
                                                  Board under the Directors'
                                                  Plan, for a maximum of 15
                                                  Years (depending on years
                                                  of service)(2)
- - -----------------------------------------------------------------------------


Vote Required for Approval
==========================


Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting.


===================================================================
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE PLAN.
===================================================================


FOOTNOTES
=========


(1) Options are granted to nonemployee directors under the Company's Stock Option Plan for Directors at the fair market value on the date of grant, which is March 1 of each year.

(2) See description of the Company's Directors' Plan under the heading "Compensation of Directors" above.

          =========================================================
          INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
          =========================================================


C. Edward Herder, a director of the Company, is Chairman and owner of more than a 5% equity interest in Herder Tarricone Associates, a general insurance agency, which received $640,523 in commissions during 1995 for insurance policies placed with the Company's subsidiaries. During 1995, the Company's insurance subsidiaries purchased insurance coverages with premiums of $316,506 through the agency. William M. Rue, a director of the Company, is President and owner of more than a 5% equity interest in Rue Insurance, a general insurance agency, which received $1,077,665 in commissions during 1995 for insurance policies placed with the Company's subsidiaries. During 1995, the Company's insurance subsidiaries purchased insurance coverages with premiums of $1,043,605 through the agency. J. Brian Thebault, a director of the Company, is President and Chief Executive Officer of L.P. Thebault Company, Inc., graphic communications, which received $63,949 during 1995 for services performed for the Company and its subsidiaries. Louis P. Thebault, retiring from the Board of Directors of the Company as of the Annual Meeting of Stockholders, is the Chairman of L.P. Thebault Company, Inc. The foregoing relationships have existed during the past fiscal year, and the Company intends to continue these relationships in the current year.

On December 16, 1994, Messrs. Addesso, Murphy and Ochiltree, each of whom is an executive officer of the Company, incurred certain indebtedness to the Company in connection with their respective exercises of nonqualified stock options granted on such date under the Company's Stock Option Plan II. Such loans were made by the Company to such officers and certain other employees in order to encourage such employees to exercise their options and thus to align further their interests with those of the stockholders through greater stock ownership. The principal amounts of such loans to Messrs. Addesso, Murphy and Ochiltree were $246,250, $105,395 and $197,000, respectively. These loans bear no interest and are due in 2005. Principal amounts outstanding as of March 1, 1996 were $229,012, $90,639; and $169,420 for
Messrs. Addesso, Murphy, and Ochiltree, respectively.


                         ===================
                         DATE FOR SUBMISSION
                       OF STOCKHOLDER PROPOSALS
                       ========================


Any stockholder desiring to submit a proposal for inclusion in the Proxy Statement relating to the 1997 Annual Meeting of Stockholders (to be held on or about May 2, 1997) must submit the same in time to be received at the Company's headquarters at Branchville, New Jersey, on or before November 30, 1996, for determination of eligibility in accordance with law.


                         ====================
                         FINANCIAL STATEMENTS
                         AND OTHER INFORMATION
                         =====================


Consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG Peat Marwick LLP are included in the 1995 Annual Report to Stockholders. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission, excluding exhibits, will be provided without charge to stockholders upon written request to the Senior Vice President, and Chief Financial Officer, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890. The Form 10-K provided to stockholders will include only a list of exhibits to the Form 10-K. Exhibits will be furnished to stockholders upon request and upon payment of reproduction and mailing expenses.


                              ===========
                              ACCOUNTANTS
                              ===========


For many years, the Company has engaged the services of KPMG Peat Marwick LLP as its principal accountants. The Company anticipates making no change in its selection and a representative of that firm is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if such representative so desires.


PAGE A-1

                                                            =========
                                                            EXHIBIT A
                                                            =========

                    ==============================
                    SELECTIVE INSURANCE GROUP, INC.
          STOCK COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
          =================================================


     I.   PURPOSE OF THE PLAN
          ===================

          The purpose of this Selective Insurance Group, Inc. Stock Compensation Plan for Nonemployee Directors (the "Plan") is to provide for the payment of compensation payable to members of the Board of Directors (the "Board") of Selective Insurance Group, Inc. (the "Company") who are not employees of the Company or a subsidiary of the Company for their services as directors in shares of the common stock, $2.00 par value, of the Company ("Common Stock"), thereby increasing their ownership of Common Stock and promoting the alignment of their interest in the long-term success of the Company with that of stockholders generally.

     II.  ELIGIBILITY
          ===========

          Each person who is a member of the Board (a "Director") and is not an employee of the Company or any of its subsidiaries shall be a participant in the Plan (a "Participant").

     III. ADMINISTRATION
          ==============

          The Plan will be administered by the Secretary of the Company (the "Administrator"). The Administrator's duties under the Plan will be limited to matters of interpretation and administrative oversight of the Plan. Each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of the Plan will be conclusive and binding for all purposes on the Company and all Participants, and the Administrator will not be liable for any action or determination made in good faith with respect to the Plan.

     IV.  ISSUANCE OF COMMON STOCK
          ========================

          (a) Subject to approval of the Plan by stockholders of the Company, commencing January 1, 1997 each Participant shall receive his or her annual compensation for services as a Director (the "Compensation") in shares of Common Stock. The number of shares of Common Stock to be issued to each Participant pursuant to this Section IV(a) shall be determined on January 1, April 1, July 1 and October 1 of each year commencing January 1, 1997 (each, a "Payment Date"), or the next succeeding business day if a Payment Date is not a business day. On each Payment Date, each Participant shall become entitled to receive the number of shares of Common Stock determined by dividing one-fourth of the amount of the Participant's Compensation by the Fair Market Value (as hereinafter defined) of a share of Common Stock on the Payment Date. Any factional shares resulting from such calculation shall be rounded up to the nearest whole number of shares.

          (b) Any person who becomes a Participant in the Plan after a Payment Date and before the next succeeding Payment Date in any year, whether by appointment or election as a Director or by ceasing to be an employee of the Company or a subsidiary of the Company, shall receive a pro rata number of shares of Common Stock issuable under Section IV(a) hereof as his or her Compensation until the next Payment Date. Such pro rata number of shares of Common Stock shall be the number of shares of Common Stock determined by (a) multiplying the amount of such Participant's Compensation by a fraction, the numerator of which shall be the number of days remaining from the date of election or appointment until the next succeeding Payment Date, and the denominator of which shall be 365, and (b) dividing the product of said multiplication by the Fair Market Value (as hereinafter defined) of a share of Common Stock on the last preceding Payment Date. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number of shares.

     V.   CERTIFICATES FOR SHARES
          =======================

          No certificate for shares of Common Stock will be issued to a Participant unless the Participant requests such issuance in writing to the Company. Shares of Common Stock issuable to a Participant will be credited to such Participant's account until receipt of such written request for all or part of such shares. The number of shares of Common Stock issuable on each Payment Date and the cumulative number of shares credited to an account under the Plan will be shown on a statement of account furnished to each Participant after each Payment Date. Upon a Participant's written request to the Company, a certificate for all or any portion of the whole shares of Common Stock credited to such Participant's account will be issued to such Participant.


PAGE A-2


     VI.  FAIR MARKET VALUE
          =================

          For the purposes of the Plan, the "Fair Market Value" of a share of Common Stock on any Payment Date shall be equal to the average of the high and low sale prices of a share of Common Stock, as reported on the Nasdaq National Market, on such Payment Date.

     VII. DEFERRAL OF RECEIPT OF SHARES
          =============================

          (a)  Election to Defer Receipt of Shares.  (i)  A Participant may
               ===================================    irrevocably elect on or
before December 20 of each year to defer the issuance and receipt of shares of Common Stock issuable under the Plan in respect of Compensation to be payable to such Participant during the next succeeding calendar year and any calendar year thereafter. The Participant may elect to defer such issuance of shares of Common Stock until (A) a specified year in the future, (B) the attainment of age 70 or (C) termination of services as a Director. Subject to
Section VII(d) hereof, if the foregoing alternative (A) is elected by the Participant, such shares of Common Stock and amounts (if any) issuable or payable to the Participant shall be issued and paid within sixty days after the beginning of the year specified in his or her election. Subject to
Section VII(d) hereof, if the foregoing alternative (B) or (C) is elected by the Participant, such shares of Common Stock and amounts (if any) shall be issued and paid within sixty days after his or her attainment of age 70 or termination of service as a Director, as the case may be. (ii) In the event of a "Change of Control" (as hereinafter defined), notwithstanding any Participant's election, and if such Change of Control results in the termination of a Participant's service as a Director of the Company, all shares of Common Stock deferred under the Plan shall be issued on the first day of the month following the termination of such Participant's service. "Change of Control" means: (A) an acquisition of a controlling interest in the Company's voting securities, (B) an election contest, (C) a successful tender or exchange offer by a person other than the Company or an affiliate of the Company, (D) a merger, or (E) a consolidation or other business combination resulting in Directors constituting a majority of the Board nominated by management of the Company immediately prior to such Event ceasing to be Directors after such Event. (iii) A deferred compensation account shall be established for each Participant who elects to defer the receipt of shares of Common Stock under the Plan, and all shares so deferred shall be credited to such Participant's deferred compensation account.

          (b)  Amendment or Revocation of Election.  An election pursuant to
               ===================================   this Section VII
covering more than one (1) calendar year may be revoked or modified by a Participant with respect to calendar years not yet begun by written notice to the Company received by not later than December 20 of the year prior to the first calendar year for which such revocation or modification is to apply.

          (c)  Cash Dividends on Shares of Common Stock.  In the event that
               ========================================   cash dividends on
the shares of Common Stock, the issuance of which are deferred hereunder, are declared and paid during the period commencing on the date such shares would have been issued but for such deferral and terminating on the date of issuance of such shares of Common Stock (the "Deferred Period"), an amount equal to the amount of such dividends shall be credited to such Participant's deferred compensation account as and when such dividends are paid by the Company as if such shares of Common Stock had been issued and outstanding during the Deferred Period. The cash portion of such account shall be credited with interest on December 31 of each year (if on such date there is a balance in the account) equal to the amount of interest, if any, which would have been earned on the average cash balance in a Participant's account for the year at an annual rate of interest equal to the average one-year United States Treasury Bill rate for the year. If deferred shares of Common Stock are issued and amounts credited to a Participant's account are withdrawn prior to any such December 31, interest on such withdrawn amounts shall be credited to such account calculated at an annual rate equal to the average one-year United States Treasury Bill rate from the beginning of the year to the date of the withdrawal. The Company shall pay the Participant on the date such Participant's deferred shares of Common Stock are actually issued an amount in cash equal to the amount of such dividends, on a cumulative basis, and interest, if any, credited to such Participant's account.

          (d)  Form of Payment.  A Participant may elect to receive shares of
               ===============   Common Stock, the issuance of which is
deferred hereunder, and any cash dividends on shares of Common Stock, the issuance of which is deferred hereunder, in either (i) a lump sum or (ii) up to five equal (or as nearly equal as possible) installments.


PAGE A-3


          (e)  Nontransferability.  The right to receive the shares of Common
               ==================   Stock deferred hereunder and an amount
equal to the amount of cash dividends and interest thereon, if any, described in this Section VII shall not be transferable, except by will or the laws of descent and distribution.

          (f)  Participant's Rights Unsecured; Title to Funds.  Nothing
               ==============================================   contained
herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds payable in respect of dividends on shares of Common Stock, and interest thereon, if any, under this Section VII shall continue for all purposes to be a part of the general funds of the Company and shall not be specifically set aside or otherwise segregated. The obligation of the Company to issue and deliver shares of Common Stock under this Section VII shall be a general contractual obligation of the Company. To the extent that a Participant acquires a right to receive payments from the Company and shares of Common Stock from the Company under the Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Company and such rights shall be an unsecured claim against the general assets of the Company.

          (g)  Statement of Account.  A statement will be furnished to each
               ====================   Participant on or about March 1 of each
year stating the number of shares of Common Stock and the cash balance credited to such Participant's deferred compensation account as of the preceding December 31.

     VIII.     SHARES AVAILABLE FOR ISSUANCE
               =============================

          (a)  Maximum Number of Shares Available.  The maximum number of
               ==================================   shares of the Company's
Common Stock that will be available for issuance under the Plan will be 200,000 shares, subject to any adjustments made in accordance with the provisions of Section VIII(b). Shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares or treasury shares. If treasury shares are used, all references in the Plan to the issuance of shares will be deemed to mean the transfer of shares from treasury.

          (b)  Adjustments to Shares.  In the event of any reorganization,
               =====================   recapitalization, reclassification,
stock dividend, stock split, combination of shares or extraordinary dividend, an appropriate adjustment will be made in the number and/or kind of securities issuable under the Plan and available for issuance under the Plan to prevent either the dilution or the enlargement of the rights of the Participants hereunder.

     IX.  DETERMINATION OF COMPENSATION
          =============================

          The amount of Compensation shall be determined by the Board no more frequently than once per calendar year during the term of the Plan.

     X.   LIMITATION ON RIGHTS OF PARTICIPANTS
          ====================================

          (a)  Service as a Director.  Nothing in the Plan will interfere
               =====================   with or limit in any way the right of
the Board or the Company's stockholders to remove a Participant from the Board. Neither the Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Board or the Company's stockholders have retained or will retain a Participant for any period of time or at any particular rate of compensation.

          (b)  Nonexclusivity of the Plan.  Nothing contained in the Plan is
               ==========================   intended to affect, modify or
rescind Company's stock option plan or retirement plan for nonemployee directors.

     XI.  PLAN AMENDMENT, MODIFICATION AND TERMINATION
          ============================================

          The Board may suspend or terminate the Plan at any time. The Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that the Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company's best interests; provided, however, that no amendment to the Plan will be effective without approval of the Company's stockholders if such amendment is to increase the number of shares of Common Stock available for issuance under the Plan, or if stockholder approval of such amendment is then required pursuant to Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, or the rules of the National Association of Securities Dealers, Inc. applicable to issuers with securities reported on the Nasdaq National Market, and, provided, further, that no amendment to the Plan shall be made to modify (i) the eligibility requirement for Participants set forth in Section II of the Plan or (ii) the provisions of Section IV of the Plan which require all Participants to receive Compensation in shares of Common Stock. In addition, the Plan may not be amended more than once every six months other than to conform the Plan to changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, the Securities Exchange Act of 1934, or the rules thereunder.


PAGE A-4


     XII. EFFECTIVE DATE AND DURATION OF THE PLAN
          =======================================

          Subject to approval by the Company's stockholders, the Plan shall become effective on January 1, 1997 and will terminate on the tenth anniversary of such date, unless earlier terminated by the Board.

     XIII.     MISCELLANEOUS
               =============

          (a)  Securities Laws and Other Restrictions.  Notwithstanding any
               ======================================   other provision of
the Plan, the Company will not be required to issue any shares of Common Stock under the Plan and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there have been obtained any other consent, approval or permit from any other regulatory body that the General Counsel of the Company, in his discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

          (b)  Governing Law.  The validity, construction, interpretation,
               =============   administration and effect of the Plan and any
rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of New Jersey.